                                                                     EXHIBIT 4.5

                              SECOND AMENDMENT TO
                               CREDIT AGREEMENT

                                 BY AND AMONG

                      ENTERPRISE PRODUCTS OPERATING L.P.,

                               BANKBOSTON, N.A.,
                      SOCIETE GENERALE, SOUTHWEST AGENCY

                                      AND

                          FIRST UNION NATIONAL BANK,
                               AS CO-ARRANGERS,

                           THE CHASE MANHATTAN BANK,
                  AS CO-ARRANGER AND AS ADMINISTRATIVE AGENT,

                                 BANK ONE, NA,
                  AS CO-ARRANGER AND AS DOCUMENTATION AGENT,

                           THE BANK OF NOVA SCOTIA,
                   AS CO-ARRANGER AND AS SYNDICATION AGENT,

                                      AND

                               THE SEVERAL BANKS
                       FROM TIME TO TIME PARTIES HERETO

                                     WITH

                         FIRST UNION CAPITAL MARKETS,
                           ACTING AS MANAGING AGENT

                                      AND

                            CHASE SECURITIES INC.,
                   ACTING AS LEAD ARRANGER AND BOOK MANAGER

                         EFFECTIVE AS OF MARCH 7, 2000

AGGREGATE $350,000,000
REVOLVING CREDIT FACILITY

                              SECOND AMENDMENT TO
                               CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") executed effective as of the 7th day of March, 2000 (the "Effective Date"), is by and among ENTERPRISE PRODUCTS OPERATING L.P., a limited partnership formed under the laws of the State of Delaware (the "Company"); each of the banks that is a signatory hereto or which becomes a signatory hereto and to the hereinafter described Credit Agreement (individually, together with its successors and assigns, a "Bank" and, collectively, the "Banks"); THE CHASE MANHATTAN BANK, BANKBOSTON, N.A., THE BANK OF NOVA SCOTIA, BANK ONE, NA (formerly known as The First National Bank of Chicago), SOCIETE GENERALE, SOUTHWEST AGENCY, and FIRST UNION NATIONAL BANK, as Co-Arrangers; BANK ONE, NA (formerly known as The First National Bank of Chicago), as Documentation Agent, THE BANK OF NOVA SCOTIA, as Syndication Agent; and THE CHASE MANHATTAN BANK ("Chase"), as Administrative Agent for the Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent"), with FIRST UNION CAPITAL MARKETS acting as Managing Agent and CHASE SECURITIES INC. acting as Lead Arranger and Book Manager.

                               R E C I T A L S:

     WHEREAS, the Company, the Agent, the Documentation Agent, the Syndication Agent and the Banks are parties to that certain Credit Agreement dated as of July 28, 1999 (said Credit Agreement, as amended by First Amendment to Credit Agreement dated as of January 24, 2000, the "Credit Agreement"), pursuant to which the Banks agreed to make loans to and extensions of credit on behalf of the Company; and

     WHEREAS, the Company and the Banks desire to amend the Credit Agreement in the particulars hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            SECTION 1.  DEFINITIONS

      1.1 Terms Defined Above. As used in this Second Amendment, each of the terms "Bank", "Banks", "Company", "Credit Agreement", "Effective Date" and "Second Amendment" shall have the meaning assigned to such term hereinabove.

      1.2 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

      1.3 Other Definitional Provisions.

          (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Second Amendment shall refer to this Second Amendment as a whole and not to any particular Article, Section, subsection or provision of this Second Amendment.

          (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Second Amendment unless otherwise specified.

                  SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT

     The Company, the Agent and the Banks agree that the Credit Agreement is hereby amended, effective as of the Effective Date, in the following particulars.

      2.1 Amendments and Supplements to Definitions.

          (a) The term "Agreement", which is defined in subsection 1.1 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended by this Second Amendment, and as the same may from time to time be further amended, supplemented or modified.

          (b) Subsection 1.1 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition where alphabetically appropriate, which reads in its entirety as follows:

               "Guaranty Agreement": an agreement executed by the Limited Partner in form and substance satisfactory to the Agent guaranteeing, unconditionally, the payment of all indebtedness, obligations, and liabilities of the Company to the Banks and/or the Agent under this Agreement or any other Loan Document.

               "Second Amendment": the Second Amendment to Credit Agreement dated as of March 7, 2000, by and among the Company, the Agent, the Documentation Agent, the Syndication Agent and the Banks.

     2.2 Amendments to Section 7. Subsection 7.1(k) of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(k) Debt arising out of or pursuant to the loan from the Mississippi Business Finance Corporation to the Company of the net proceeds of a series of Taxable Industrial Development Revenue Bonds issued by the Mississippi Business Finance Corporation in connection with the Pascagoula gas processing plant."

      2.3 Amendments to Section 8. Subsection 8.1(n) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    "(n)  Activities of the Limited Partner - the Limited
               Partner shall (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the limited partner interests in the Company, (b) incur, create, assume or suffer to exist any Debt or other liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) obligations with respect to the Units, (iii) Guarantee Obligations with respect to Debt permitted by subsections 7.1(j) and (k), and (iv) Guarantee Obligations arising out of or pursuant to the Guaranty Agreement, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than (i) the limited partner interests in the Company, (ii) ownership interests (not to exceed 1% in each such case) of a Subsidiary and (iii) cash received in connection with dividends made by the Company in accordance with subsection 7.5 pending application to the holders of the Units and the General Partner Interest."

                             SECTION 3. CONDITIONS

     The enforceability of this Second Amendment against the Agent and the Banks is subject to the satisfaction of the following conditions precedent:

      3.1 Loan Documents. The Agent shall have received multiple original counterparts, as requested by the Agent, of this Second Amendment executed and delivered by a duly authorized officer of the Company, the Agent, the Documentation Agent, and each Bank and otherwise in form and substance satisfactory to the Agent.

      3.2 Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this Second Amendment, each of the representations and warranties made by the Company in or pursuant to the Loan Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

      3.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

      3.4 No Change. No event shall have occurred since September 30, 1999, which, in the reasonable opinion of the Banks, could have a material adverse effect on the condition (financial or otherwise), business, operations or prospects of the Company.

      3.5 Other Instruments or Documents. The Agent or any Bank or counsel to the Agent shall receive such other instruments or documents as they may reasonably request.

      3.7 Events. The following events shall have occurred or shall occur contemporaneously with the execution of this Second Amendment:

          (a) execution and delivery of the Guaranty Agreement by the Limited Partner; and

          (b) execution of the Fourth Amendment to the EPCO Credit Agreement.

                           SECTION 4. MISCELLANEOUS

      4.1 Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Agent and the Banks does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

      4.2 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

      4.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Company, the Agent, the Documentation Agent, the Syndication Agent and the Banks. In this regard, each of the parties hereto acknowledges that a counterpart of this Second Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Second Amendment by each necessary party hereto and shall constitute one instrument.

      4.4 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

      4.5 Entire Agreement. This Second Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Second Amendment.

      4.6 Invalidity. In the event that any one or more of the provisions contained in this Second Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Second Amendment.

      4.7 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this Second Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

      4.8 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     THIS SECOND AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.



                        [Signatures begin on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

                              COMPANY:

                              ENTERPRISE PRODUCTS OPERATING L.P.


                              By: Enterprise Products GP, LLC, General Partner

                              By: /s/ RICHARD H. BACHMANN
                                  ------------------------------------
                                      Richard H. Bachmann
                                      Executive Vice President and Chief
                                      Legal Officer


                              BANKS AND AGENTS:


                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent and as a Bank

                              By: /s/ PETER LING
                                  ------------------------------------
                                      Vice President


                              BANK ONE, NA (formerly known as The First
                              National Bank of Chicago), as Documentation
                              Agent and as a Bank

                              By: /s/ KENNETH J. FATUR
                                  ------------------------------------
                                      Vice President


                              THE BANK OF NOVA SCOTIA, as Syndication
                              Agent and as a Bank

                              By: /s/ M. D. SMITH
                                  ------------------------------------
                                      Agent


                      [Second Amendment Signature Page 1]

                              FIRST UNION NATIONAL BANK

                              By: /s/ RUSSELL T. CLINGMAN
                                  ------------------------------------
                                      Vice President


                              SOCIETE GENERALE, SOUTHWEST AGENCY

                              By: /s/ PAUL E. CORNELL
                                  ------------------------------------
                                      Managing Director


                              BANKBOSTON, N.A.

                              By: /s/ CHRISTOPHER HOLMGREN
                                  ------------------------------------
                                      Director


                              THE FUJI BANK, LIMITED, NEW YORK BRANCH

                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------


                              BANK OF TOKYO-MITSUBISHI, LTD.,
                              HOUSTON AGENCY

                              By: /s/ CHIRE OTUNI
                                  ------------------------------------
                                      Deputy General Manager


                              TORONTO DOMINION (TEXAS), INC.

                              By: /s/ CAROLYN R. FAETH
                                  ------------------------------------
                                      Vice President


                      [Second Amendment Signature Page 2]

                              CREDIT AGRICOLE INDOSUEZ

                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------

                              By:
                                  ------------------------------------
                              Name:
                                    ----------------------------------
                              Title:
                                     ---------------------------------


                              DG BANK DEUTSCHE GENOSSEN
                              SCHAFTBANK AG, CAYMAN ISLAND BRANCH

                              By: /s/ NORAH McCONN
                                  ------------------------------------
                                      Senior Vice President

                              By: /s/ LINDA J. O'CONNELL
                                  ------------------------------------
                                      Vice President


                              GUARANTY FEDERAL BANK, F.S.B.

                              By: /s/ JIM R. HAMILTON
                                  ------------------------------------
                                      Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH

                              By: /s/ PASCAL POUPELLE
                                  ------------------------------------
                                      President and Chief Operating Officer


                              MEESPIERSON CAPITAL CORP.

                              By: /s/ DARRELL W. HOLLEY
                                  ------------------------------------
                                      Managing Director


                      [Second Amendment Signature Page 3]

                              HIBERNIA NATIONAL BANK

                              By: /s/ SPENCER GAGAGI
                                  ------------------------------------
                                      Senior Vice President


                              THE DAI-ICHI KANGYO BANK, LTD.

                              By: /s/ [Signature Illegible]
                                  ------------------------------------
                                      Vice President







                      [Second Amendment Signature Page 4]